UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 22, 2008 (April 22, 2008)

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive, Harrisburg, PA  17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2008, Hersha Hospitality Trust (“Hersha”) announced that it has received approval to list its Priority Class A Common Shares of Beneficial Interest (the “Common Shares”) and 8.0% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Preferred Shares”) on the New York Stock Exchange (“NYSE”). Hersha has notified the American Stock Exchange (“AMEX”) of its intention to list its Common Shares and Preferred Shares on the NYSE and to simultaneously delist such securities from the AMEX. Hersha anticipates that its Common Shares and Preferred Shares will begin trading on the NYSE on May 5, 2008, under the symbols “HT” and “HT PR A”, respectively. Until that time, Hersha’s Common Shares and Preferred Shares will continue to trade on the AMEX under the symbols “HT” and “HT.PR.A”, respectively. Hersha’s Board of Trustes has approved the transfer to the NYSE. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated April 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: April 22, 2008	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer